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                                                                   EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus on Form S-4 of our report dated August 7, 1996, which appears on page 24 of the 1996 Annual Report to Stockholders of KLA Instruments Corporation ("KLA"), which is incorporated by reference in KLA's Annual Report on Form 10-K for the year ended June 30, 1996. We also consent to the references to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

/s/ PRICE WATERHOUSE LLP
San Jose, California
March 10, 1997